Exhibit 3.1

                                     BERMUDA
                             THE COMPANIES ACT 1981
                     MEMORANDUM OF DIMINUTION OF AUTHORISED
                                  SHARE CAPITAL

                          AES China Generating Co. Ltd.
                   (hereinafter referred to as "the Company")

DEPOSITED in the office of the Registrar of Companies on the   day of 1997 in
accordance with the provisions of section 45(1)(f) and 45(3) of Companies Act 1981.

Minimum Share Capital of the Company                                 $12,000

Authorised Share Capital of the Company                              $12,000

Issued Share Capital of the Company as last                       $1,000,000
previously determined

Amount by which the authorised share capital is to                  $988,000
be diminished as authorised by a written resolution
of the sole shareholder of the Company
                                                       ----------------------
AUTHORISED SHARE CAPITAL AFTER DIMINUTION                            $12,000
                                                       ----------------------


/s/Dennis W. Bakke
---------------------
Director


DATED THIS 10th day of April, 1997.